SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 20, 2002

POLYONE CORPORATION

(Exact name of registrant as specified in charter)

Ohio	1-16091	34-1730488

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 36-5000, 200 Public Square, Cleveland, Ohio	44114-2304

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 589-4000

Not Applicable

(Former name or former address, if changed since last report.)

Item 5 Other Events

On December 20, 2002 the Registrant issued a Press Release, filed herewith as Exhibit 99.1, reporting that the Registrant had reached an agreement to sell its 51% interest in Techmer PM, LLC to TPM Holdings, which holds the remaining 49% interest.

Item 7 (c) Financial Statements, Pro Form Financial Information and Exhibits

Exhibit 99.1 — Press Release of December 20, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYONE CORPORATION

By:	/s/ Richard E. Hahn

Richard E. Hahn Assistant Secretary

Dated: December 23, 2002